UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

NATIONAL INTERSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-51130	34-1607394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Interstate Drive Richfield, Ohio	44286-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 659-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 10, 2016, National Interstate Corporation (the “Company”), an Ohio corporation, completed the previously announced merger (the “Merger”) of GAIC Alloy, Inc. (“Merger Sub”), an Ohio corporation, with and into the Company, whereby the separate corporate existence of Merger Sub ceased and the Company became a wholly-owned subsidiary of Great American Insurance Company (“Parent”), an Ohio corporation and wholly-owned subsidiary of American Financial Group, Inc. (“AFG”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of July 25, 2016, by and among Parent, Merger Sub and the Company, as amended by Amendment No. 1, dated as of August 15, 2016 (the “Merger Agreement”). The Merger Agreement was adopted by the shareholders of the Company (the “Shareholders”) at a special meeting of the Shareholders held on November 10, 2016 (the “Special Meeting”), as described in Item 5.07 below. The Merger became effective on November 10, 2016 (the “Effective Time”) pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Ohio on such date following the Special Meeting.

Item 1.02

Termination of a Material Definitive Agreement.

In connection with the Merger, on November 10, 2016, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement, dated as of November 19, 2012, by and among the Company, the lenders party thereto, Fifth Third Bank and U.S. Bank National Association, and terminated all applicable commitments under the Credit Agreement. No penalties were paid in connection with such repayments.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 3.03, 5.01, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, each outstanding common share, par value $0.01 per share (the “Common Shares”) of the Company (other than Common Shares owned by the Company, any wholly-owned subsidiary of the Company, Parent and Merger Sub) were converted into the right to receive $32.00 per Common Share in cash, without interest and less any required withholding taxes (the “Merger Consideration”). In addition, the Company declared a special cash dividend of $0.50 per Common Share payable to Shareholders of record immediately prior to the Effective Time (the “Special Dividend”). The Special Dividend was funded with the Company’s dividend paying agent and will be paid promptly following completion of the Merger.

At the Effective Time, each outstanding option to purchase Common Shares granted under the Company’s Long Term Incentive Plan (the “Company Options”), whether or not vested, was cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (a) the excess, if any, of (i) the sum of the Merger Consideration and $0.50 over (ii) the per share exercise price for such Company Option and (b) the total number of Common Shares underlying such Company Option, less applicable taxes required to be withheld. In addition, at the Effective Time, each outstanding award of restricted Common Shares granted under the Company’s Long Term Incentive Plan (the “Company Restricted Share Awards”) was cancelled in exchange for the right to receive a lump sum cash payment equal to the product of (i) the Merger Consideration and (ii) the number of Common Shares subject to such Company Restricted Share Award, less applicable taxes required to be withheld. In addition, each Company Restricted Share Award entitles the holder of the shares thereunder to the Special Dividend. All such payments in respect of the Company Options and the Company Restricted Share Awards will be made by the surviving corporation, without interest, as promptly as reasonably practicable following the Effective Time, and in no event later than 10 business days thereafter.

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 10, 2016, in connection with the completion of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger and requested that trading in the Common Shares be suspended and that the Common Shares be withdrawn from listing on the NASDAQ Global Select Market. The Company also requested that NASDAQ file a notification of removal from listing on Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Common Shares to report the delisting of the Common Shares from the NASDAQ Global Select Market and suspend trading of the Common Shares on the NASDAQ Global Select Market as of the close of trading on November 10, 2016.

The Company intends to file with the SEC a certificate and notice of termination on Form 15 with respect to the Common Shares, requesting that the Common Shares be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Shares under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03

Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger and at the Effective Time, holders of Common Shares immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration and the Special Dividend or perfect their appraisal rights, if applicable) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger and at the Effective Time, all members of the Company’s Board of Directors (Joseph E. Consolino, Ronald J. Brichler, I. John Cholnoky, Patrick J. Denzer, Gary J. Gruber, Donald D. Larson, Tony J. Mercurio, David W. Michelson, Norman L. Rosenthal, Donald W. Schwegman and Alan R. Spachman) resigned from the Company’s Board of Directors as of the Effective Time. Additionally, the directors of Merger Sub immediately prior to the Effective Time (Ronald J. Brichler, Joseph E. Consolino, Gary J. Gruber and Donald D. Larson) became the directors of the surviving corporation immediately after the Effective Time, and the officers of the Company immediately prior to the Effective Time became the officers of the surviving corporation immediately after the Effective Time.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the fourth amended and restated articles of incorporation of the Company were amended to read the same as the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time and as so amended will be the articles of incorporation of the surviving corporation. The articles of incorporation of the surviving corporation are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the amended and restated code of regulations of the Company was amended to read the same as the code of regulations of Merger Sub in effect immediately prior to the Effective Time and as so amended will be the code of regulations of the surviving corporation. The code of regulations of the surviving corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders.

The purpose of the Special Meeting held on November 10, 2016 was to submit the previously disclosed proposals to a vote of the Shareholders as of the close of business on September 26, 2016 (the record date for the Special Meeting). The proposals being voted upon were: (i) the adoption of the Merger Agreement; (ii) the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger (the “Merger-Related Compensation Proposal”); (iii) the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement (the “Adjournment Proposal”) and (iv) the approval of the acting upon other business that may have properly come before the Special Meeting or any adjournment or postponement thereof. Each proposal is described in detail in the Company’s definitive proxy statement, which was first filed with the SEC on October 11, 2016 and first mailed to Shareholders on October 13, 2016.

At the Special Meeting, the Shareholders, upon recommendation of the Company’s Board of Directors, adopted the Merger Agreement and approved the Merger-Related Compensation Proposal and the Adjournment Proposal. Because no other business properly came before the Special Meeting, the proposal to act on any such business was not submitted for a vote.

According to the report of the inspector of election, (i) 19,991,694 Common Shares were outstanding as of the record date; (ii) 9,791,694 Common Shares were held by the Public Shareholders as of the record date; and (iii) the holders of a total of 18,952,526 Common Shares, representing approximately 94% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the proposals voted on at the Special Meeting is set forth below:

Proposal 1: Adoption of the Merger Agreement

(i) Shares Held by All Shareholders

For	Against	Abstain	Broker Non-Votes
18,916,952	1,888	33,686	0

(ii) Shares Held by the Public Shareholders

For	Against	Abstain	Broker Non-Votes
8,716,952	1,888	33,686	0

Proposal 2: Approval of the Merger-Related Compensation Proposal

For	Against	Abstain	Broker Non-Votes
18,900,545	21,142	30,839	0

 Proposal 3: Approval of the Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
18,578,481	351,059	22,986	0

Item 8.01.

Other Events.

On November 10, 2016, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in its entirety herein.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of July 25, 2016, by and among Great American Insurance Company, GAIC Alloy, Inc., and National Interstate Corporation, as amended by Amendment No. 1, dated as of August 15, 2016.*

3.1	Fifth Amended and Restated Articles of Incorporation of National Interstate Corporation
3.2	Second Amended and Restated Code of Regulations of National Interstate Corporation
99.1	Joint Press Release, dated as of November 10, 2016.**

*Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 26, 2016.

** This Exhibit is furnished pursuant to Item 9.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016	NATIONAL INTERSTATE CORPORATION

	By:	/s/ Arthur J. Gonzales
		Name:	Arthur J. Gonzales
		Title:	Senior Vice President, General Counsel and Secretary

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